                                                     EXHIBIT 4(d)

                   BOATMEN'S BANCSHARES, INC.

                        WARRANT AGREEMENT



                    ------------------------

                    FORM OF WARRANT AGREEMENT

                    -------------------------


                              Date

                   BOATMEN'S BANCSHARES, INC.

                        WARRANT AGREEMENT


     THIS WARRANT AGREEMENT (this "Agreement"), dated as of
- ---------------, is between Boatmen's Bancshares, Inc., a Missouri corporation (the "Corporation"), and------------------------------,
as Warrant Agent (the "Warrant Agent").

     A.  The Corporation proposes to sell [if Warrants are sold
                                           --------------------
with other securities -- [title of such other securities being
- ---------------------
offered] (the "Offered Securities") with] warrant certificates evidencing one or more warrants (the "Warrants" or individually a "Warrant") representing the right to purchase [title of equity or debt securities purchasable through exercise of Warrants] (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates."

     B. The Corporation desires the Warrant Agent to act on behalf of the Corporation in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                            ARTICLE I
             ISSUANCE OF WARRANTS AND EXECUTION AND
                DELIVERY OF WARRANT CERTIFICATES


     Section 1.01.  ISSUANCE OF WARRANTS.  [If Warrants alone --
                                            -----------------
Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [If Offered Securities and Warrants -- Warrants shall
             ----------------------------------
be [initially] issued in connection with the issuance of the
Offered Securities [but shall be separately transferable on and after ------------------ (the "Detachable Date")] [and shall not be separately transferable], and each Warrant Certificate shall evidence one or more Warrants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one Warrant Security. [If Offered Securities and Warrants --
                                 ----------------------------------
Warrant Certificates shall be initially issued in units with the Offered Securities, and each Warrant Certificate included in such a unit shall evidence ---------- Warrants for each [$-------------- in principal amount] [-------- shares] of Offered Securities included in such unit.]

     Section 1.02. EXECUTION AND DELIVERY OF WARRANT CERTIFICATES. Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated ------------- and may have such letters numbers or other marks of identification or designation and such legends or endorsements printed, lithographed


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or engraved thereon as the
officers of the Corporation executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Corporation by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries under its corporate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Corporation may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

     No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Corporation shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

     In case any officer of the Corporation who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Corporation, and any Warrant Certificate may be signed on behalf of the Corporation by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Corporation, although at the date of the execution of this Agreement any such person was not such officer.

     The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose [If Offered Securities and
                                    -------------------------
Warrants are not immediately detachable -- or upon the register of
- ---------------------------------------
the Offered Securities prior to the Detachable Date. Prior to the Detachable Date, the Corporation will, or will cause the registrar of the Offered Securities to, make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date].

     Section 1.03. ISSUANCE OF WARRANT CERTIFICATE. Warrant Certificates evidencing the right to purchase an aggregate not exceeding ---------- Warrant Securities (except as provided in Sections 2.03(c), 3.02 and 4.01) may be executed by the Corporation and delivered to the Warrant Agent upon the execution of this Agreement and from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Corporation, countersign Warrant Certificates evidencing Warrants representing the right to

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

purchase up to ----------------- Warrant Securities and shall deliver such Warrant Certificates to or upon the order of the Corporation. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided.

     Section 1.04. TEMPORARY WARRANT CERTIFICATES. Pending the preparation of definitive Warrant Certificates, the Corporation may execute, and upon the order of the Corporation, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificate in lieu of which they are issued and with such insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificate may determine as appropriate, as evidenced by their execution of such Warrant Certificates.

     If temporary Warrant Certificates are issued, the Corporation will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or -------------], without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates the Corporation shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                           ARTICLE II
        WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

     Section 2.01.  WARRANT PRICE.  During the period from
- ------------, through and including ------------, the exercise price of each Warrant will be ------------. Such purchase price of Warrant Securities is referred to in this Agreement as the "Warrant Price". No adjustment shall be made for any dividends on any Warrant Securities issuable upon exercise of any Warrant.

     Section 2.02. DURATION OF WARRANTS. Each Warrant may be exercised in whole at any time, as specified herein, on or after [the date thereof] [---------------] and at or before 5 p.m.
New York City time, on ------------ or such later date as the Corporation may designate, by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the record books of the Warrant Agent (the "Expiration Date"). Each Warrant not exercised at or before 5 p.m. New York City time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

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     Section 2.03.  EXERCISE OF WARRANTS.

     (a) During the period specified in Section 2.02, any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying in full, [in lawful money of the United States of America] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in [immediately available] [next-day] funds the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office [or at ----------], provided that such exercise is subject to receipt within five (5) business days of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Corporation maintained with it and shall advise the Corporation by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account.
The Warrant Agent shall promptly confirm such telephone advice to the Corporation in writing.

     (b) The Warrant Agent shall, from time to time, as promptly as reasonably practicable, advise the Corporation of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Corporation shall reasonably require.

     (c) As soon as reasonably practicable after the exercise of any Warrant, the Corporation shall issue to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Corporation shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

     (d) The Corporation shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities, and in the event that any such transfer is involved, the Corporation shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Corporation's satisfaction that no such tax or other charge is due.

     (e) Prior to the issuance of any Warrants there shall have been reserved, and the Corporation shall at all times keep reserved, out of its authorized but unissued Warrant Securities, a number of shares sufficient to provide for the exercise of the Warrant Certificates.

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                           ARTICLE III
                  OTHER PROVISIONS RELATING TO
            RIGHTS OF HOLDERS OF WARRANT CERTIFICATES

     Section 3.01. NO RIGHTS AS WARRANT SECURITYHOLDER CONFERRED BY WARRANTS OR WARRANT CERTIFICATES. No Warrant Certificates or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive the payment of dividends or distributions, if any, on the Warrant Securities or to exercise any voting rights.

     Section 3.02. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Corporation of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to the Warrant Agent and the Corporation and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Corporation or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Corporation shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 3.02, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 3.02 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

     Section 3.03. HOLDER OF WARRANT CERTIFICATE MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation suitable to enforce, or otherwise in respect of, such holder's right to exercise the Warrants evidenced by such holder's Warrant Certificate in the manner provided in such holder's Warrant Certificate and in this Agreement.

     Section 3.04. RECLASSIFICATION, CONSOLIDATION, MERGER, SALE, CONVEYANCE OR LEASE. In case any of the following shall occur while any Warrants are outstanding: (a) any reclassification or change of the outstanding shares of Warrant Securities, or (b) any consolidation or merger to which the Corporation is party (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any

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reclassification of, or change in, the outstanding shares of
Warrant Securities issuable upon exercise of the Warrants), or
(c) any sale, conveyance or lease to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor or purchasing corporation, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the holders of the Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Warrants, to purchase the kind and amount of shares of stock and other securities and property receivable upon such a reclassification, change, consolidation, merger, sale, conveyance or lease as would be received by a holder of the number of shares of Warrant Securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale, conveyance or lease, and, in the case of a consolidation, merger, sale, conveyance or lease the Corporation shall thereupon be relieved of any further obligation hereunder or under the Warrants, and the Corporation as the predecessor corporation may thereupon or any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, any or all of the Warrants issuable hereunder that theretofore shall not have been signed by the Corporation, and may execute and deliver Warrant Securities in its own name, in fulfillment of its obligations to deliver Warrant Securities upon exercise of the Warrant. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In any case of any such reclassification, change, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate.

     The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such reclassification, change, consolidation, merger, conveyance, transfer or lease complies with the provisions of this Section 3.04.

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                           ARTICLE IV
         EXCHANGE AND TRANSFERS OF WARRANT CERTIFICATES

     Section 4.01. EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. [If Offered Securities with Warrants that are immediately
 --------------------------------------------------------
detachable -- Upon]  [If Offered Securities with Warrants that are
- ----------            --------------------------------------------
not immediately detachable -- Prior to the Detachable Date a
- --------------------------
Warrant Certificate may be exchanged or transferred only together with the Offered Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Security. Prior to any Detachable Date, each transfer of the Offered Security [on the register of the Offered Securities] shall operate also to transfer the related Warrant Certificates. After the Detachable Date upon] surrender at the corporate trust office of the Warrant Agent [or ---------------], Warrant Certificates evidencing
Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office [and at -----------], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or
- --------] for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Corporation and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Corporation may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Corporation, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer that will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligation of the Corporation, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or registration of transfer.

     Section 4.02.  TREATMENT OF HOLDERS OF WARRANT CERTIFICATES.
[If Offered Securities and Warrants are not immediately detachable --
 -----------------------------------------------------------------
Prior to the Detachable Date, the Corporation, the Warrant Agent and all other persons may treat the owner of the Offered Security as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date and prior to due presentment of a Warrant Certificate for registration of transfer,] [t][T]he Corporation and the Warrant Agent may treat the registered holder of a Warrant Certificate as the absolute owner thereof for any

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purpose and as
the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

     Section 4.03. CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Corporation, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Corporation from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Corporation.

                            ARTICLE V
                  CONCERNING THE WARRANT AGENT

     Section 5.01.  WARRANT AGENT.  The Corporation hereby appoints
- -------------------- as the Warrant Agent of the Corporation in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and ------------------------------- hereby accepts such appointment. The Warrant
Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Corporation as the Corporation may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     Section 5.02. CONDITIONS OF WARRANT AGENT'S OBLIGATIONS. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Corporation agrees and to all of which the rights hereunder of the holders from time to time of the Warrant
Certificates shall be subject:

          (a) COMPENSATION AND INDEMNIFICATION. The Corporation agrees promptly to pay the Warrant Agent the compensation agreed upon with the Corporation for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) reasonably incurred without negligence or bad faith by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Corporation also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

          (b)  AGENT FOR THE CORPORATION.  In acting under this
     Warrant Agent and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of

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     the Corporation and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant
     Certificates or beneficial owners of Warrants.

          (c) COUNSEL. The Warrant Agent may consult with nationally recognized counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

          (d) DOCUMENTS. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction , consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) CERTAIN TRANSACTIONS. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Corporation and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Corporation as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agent shall be deemed to prevent the Warrant Agent from acting as Trustee under any of the Indentures.

          (f) NO LIABILITY FOR INTEREST. Unless otherwise agreed with the Corporation, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

          (g) NO LIABILITY FOR INVALIDITY. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

          (h) NO RESPONSIBILITY FOR REPRESENTATIONS. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereof), all of which are made solely by the Corporation.

          (i) NO IMPLIED OBLIGATIONS. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Corporation of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Corporation

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

     pursuant to this Agreement
     or for the application by the Corporation of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of a receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
     Section 6.02 hereof, to make any demand upon the Corporation.

     Section 5.03. RESIGNATION AND APPOINTMENT OF SUCCESSOR. (a) The The Corporation agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

     (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Corporation of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall be no less than three (3) months after the date on which such notice is given unless the Corporation otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Corporation and specifying such removal and the intended date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Corporation, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Corporation under Section 5.02(a) shall continue to the extent set forth therein, notwithstanding the resignation or removal of the Warrant Agent.

     (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Corporation by an instrument

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in writing, filed with the
successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant
Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

     (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Corporation an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

     (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                           ARTICLE VI
                          MISCELLANEOUS

     Section 6.01. AMENDMENT. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provisions contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Corporation and the Warrant Agent may deem necessary or desirable; provided; however, that such action shall not affect adversely the
- -----------------
interests of the holders of the Warrant Certificates.

     Section 6.02. NOTICES AND DEMANDS TO THE CORPORATION AND WARRANT AGENT. If the Warrant Agent shall receive any notice or demand addressed to the Corporation by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Corporation.

     Section 6.03. ADDRESSES. Any communication from the Corporation to the Warrant Agent with respect to this Agreement shall be addressed to ----------------------------, Attention:
- --------------- and any communication from the Warrant Agent to the Corporation with respect to this Agreement shall be addressed to Boatmen's Bancshares, Inc., One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, Attention: Corporate Secretary (or such other address as shall be specified in writing by the Warrant Agent or by the Corporation).

     Section 6.04. APPLICABLE LAW. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 6.05. DELIVERY OF PROSPECTUS. The Corporation will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of the Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver a Prospectus to the holder of the Warrant Certificate evidencing such Warrant prior or concurrently with the delivery of the Warrant Securities issued upon such exercise. The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

     Section 6.06. OBTAINING OF GOVERNMENTAL APPROVALS. The Corporation will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under Federal and state laws (including without limitation a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Securities issued upon exercise of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

     Section 6.07. PERSONS HAVING RIGHTS UNDER WARRANT AGREEMENT. Nothing in this Agreement shall give to any person other than the Corporation, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

     Section 6.08. HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 6.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 6.10.  INSPECTION OF AGREEMENT.  A copy of this
Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant
Agent may require such holder to submit his Warrant Certificate for inspection by it.

     IN WITNESS WHEREOF, BOATMEN'S BANCSHARES, INC. and
- ---------------- have caused this Agreement to be signed by their respective duly authorized officers, and their respective corporate seals to be affixed hereunto, and the same to be attested by their respective Secretaries or one of their respective Assistant
Secretaries, all as of the day and year first above written.

                              BOATMEN'S BANCSHARES, INC.


                              By: ---------------------------------
                                  Title:

Attest:


- ----------------------------
Title:

                              [Warrant Agent]


                              By: ---------------------------------
                                  Title:

Attest:


- ----------------------------
Title:

                                                        Exhibit A

                   FORM OF WARRANT CERTIFICATE
                  [FACE OF WARRANT CERTIFICATE]


[Form of Legend if Offered Securities with Warrants that are not immediately detachable.---
 PRIOR TO [Date] THIS WARRANT CERTIFICATE CANNOT BE TRANSFERRED OR
  EXCHANGED UNLESS ATTACHED TO A [Title of Offered Securities].]


            EXERCISABLE ONLY IF COUNTERSIGNED BY THE
                WARRANT AGENT AS PROVIDED HEREIN

                   BOATMEN'S BANCSHARES, INC.
                      WARRANTS TO PURCHASE
                  [Title of Warrant Securities]

  VOID AFTER 5 P.M. NEW YORK CITY TIME, ON ------------------.

No. ------------------                ------------------ Warrants

     This certifies that ---------------------------- or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner [if Offered Securities
                                             ---------------------
with Warrants that are not immediately detachable --, subject to
- -------------------------------------------------
the registered owner qualifying as a "holder" of this Warrant Certificate, as hereinafter defined] to purchase, at any time after 5 p.m. New York City time, on ----------, ---------------- shares of [Title of Warrant Securities] (the "Warrant Securities"), of BOATMEN'S BANCSHARES, INC. (the "Corporation") on the following basis: [during the period from ---------------, through and including ------------------, the exercise price of each Warrant will be -----------------; during the period from
- ---------------------, through and including ------------------,]
the exercise price of each Warrant will be ----------------- (the "Warrant Price"). No adjustment shall be made for any dividends on any Warrant Securities issuable upon exercise of any Warrant. The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full [in lawful money of the United States of America] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in [immediately available] [next-day] funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], [or ---------------], which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

     The term "holder" as used herein shall mean [if Offered
                                                  ----------
Securities with Warrants that are not immediately detachable --,
- ------------------------------------------------------------
prior to -------------------- (the "Detachable Date"), the registered owner of the Corporation's [title of Offered Securities] to which this Warrant Certificate is initially attached, and after such Detachable Date,] the person in whose name at the time of this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to
Section 4.01 of the Warrant Agreement.

     Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidence by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of -------------------- (the "Warrant Agreement") by and between the Corporation and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at -------------------].

     [If Offered Securities with registered Warrants that are not
      -----------------------------------------------------------
immediately detachable -- Prior to -------------------, this
- ----------------------
Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] (the "Offered Securities")
to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security.  After such date, this ]
[if Offered Securities with registered Warrants that are immediately
 -------------------------------------------------------------------
detachable -- Transfer of this] Warrant Certificate may be
- ----------
registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or -------------] by the registered owner or such owner's assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.]

     [If Offered Securities with Warrants that are not immediately
      ------------------------------------------------------------
detachable -- Except as provided in the immediately preceding
- ----------
paragraph, after] [If Offered Securities with Warrants that are
                   --------------------------------------------
immediately detachable or Warrant alone -- After] countersignature
- ---------------------------------------
by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or ---------------] for Warrant Certificates representing the same aggregate number of Warrants.

     This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of dividends or distributions, if any, on the Warrant Securities or to exercise any voting rights.

     This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

     Dated as of -----------------.

                              BOATMEN'S BANCSHARES, INC.


                              By: ---------------------------------

Attest:



- ------------------------------

Countersigned:


- ------------------------------
        As Warrant Agent


By: --------------------------
     Authorized Signature

                [REVERSE OF WARRANT CERTIFICATE]

              INSTRUCTIONS FOR EXERCISE OF WARRANT




     To exercise the Warrants evidenced hereby, the holder must pay in United States dollars [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer] in [immediately available] [next-day] funds the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] [Corporate Trust Department] [insert address of Warrant Agent], Attn.
- -------------------- [or ---------------], which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].

             TO BE EXECUTED UPON EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise
- ----------------- Warrants, evidenced by this Warrant Certificate, to purchase ------------------ shares of the [Title of Warrant Securities] (the "Warrant Securities") of BOATMEN'S BANCSHARES,
INC. and represents that the undersigned has tendered payment for such Warrant Securities in Dollars [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in [immediately available] [next-day] funds to the order of BOATMEN'S BANCSHARES, INC. c/o [insert name and address of Warrant Agent], in the amount of ---------------- in accordance with the terms hereof. The undersigned requests that said amount of Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

     If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrant evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instruction below.

Dated: -------------------------   Name -----------------------------

- --------------------------------   Address --------------------------
(Insert Social Security or
Other Identifying Number of
Holder)                            ----------------------------------
Signature Guaranteed               (Signature must conform in all
                                   respects to name of holder as
- --------------------------------   specified on the face of this
                                   Warrant Certificate and must
                                   bear a signature guarantee by a
                                   bank, trust company or member
                                   broker of the New York Stock
                                   Exchange)

     The Warrants evidenced hereby may be exercised at the following address:

By hand at     ------------------------------------------------------
               ------------------------------------------------------
               ------------------------------------------------------
               ------------------------------------------------------

By mail at     ------------------------------------------------------
               ------------------------------------------------------
               ------------------------------------------------------
               ------------------------------------------------------

   [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants -- complete as appropriate.]

                           ASSIGNMENT

          [Form of Assignment To Be Executed If Holder
         Desires To Transfer Warrants Evidenced Hereby]

     FOR VALUE RECEIVED ----------------------------------------------
hereby sells, assigns and transfer unto



- ----------------------------------      ------------------------------
(Please print name)                     (Please insert social security
                                        or other identifying number)


- ----------------------------------
(Address)


- ----------------------------------
(City, including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ------------------ as Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

                              ----------------------------------------
                                             Signature

                              (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New
                              York Stock Exchange)

Signature Guaranteed


- ----------------------------------